Exhibit 1.1

THE CARLYLE GROUP INC.

UNDERWRITING AGREEMENT

$800,000,000 5.050% Senior Notes due 2035

September 16, 2025

Underwriting Agreement

September 16, 2025

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

listed in Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

The Carlyle Group Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $800,000,000 aggregate principal amount of its 5.050% Senior Notes due 2035 (the “Notes”). The Notes are to be issued pursuant to the provisions of an indenture, to be dated as of September 19, 2025 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, to be dated as of September 19, 2025 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee. The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis as to the payment of principal and interest by Carlyle Holdings I L.P., a Delaware limited partnership (“Carlyle Holdings I”), Carlyle Holdings III L.P., a Québec société en commandite (“Carlyle Holdings III” and, together with Carlyle Holdings I, the “Carlyle Holdings Partnerships”), Carlyle Holdings II L.L.C., a Delaware limited liability company (“Carlyle Holdings II”) and CG Subsidiary Holdings L.L.C., a Delaware limited liability company (“CG Subsidiary Holdings” and, together with the Carlyle Holdings Partnerships and Carlyle Holdings II, the “Guarantors” and, together with the Company, the “Carlyle Parties”) (such guarantees, the “Guarantees” and, together with the Notes, the “Securities”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

Each of the Carlyle Parties hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Carlyle Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement, as defined in Rule 405 (File No. 333-270745), on Form S-3, including a related Base Prospectus (the “Base Prospectus”), relating to the Securities. Such registration statement, and any post-effective amendment thereto, became effective upon filing. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Prospectus (as defined herein), together with the Base Prospectus and the term “Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date hereof, together with the Base Prospectus. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Carlyle Parties had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated September 16, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) identified in Schedule II hereto.

“Applicable Time” means 3:45 P.M., New York City time, on September 16, 2025.

2. Purchase of the Securities by the Underwriters.

(a) The Company hereby agrees to issue and sell to the several Underwriters as provided in this Agreement, and each Underwriter, upon the basis of the representations, warranties and agreements set forth herein, but subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.117% per Security (the “Purchase Price”), plus accrued interest, if any, from September 19, 2025 to the Closing Date (as defined below).

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, at 10:00 A.M., New York City time, on September 19, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment for the Securities is referred to herein as the “Closing Date”.

Payment for the Securities to be purchased on the Closing Date shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Securities shall be registered in such names and in such denominations as the Representatives shall request.

(d) The Carlyle Parties acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Carlyle Parties with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Carlyle Parties or any other person (irrespective of whether such Underwriter has advised or is currently advising the Carlyle Parties on other matters). Additionally, neither the Representatives nor any of the other Underwriters is advising the Carlyle Parties or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Securities contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Carlyle Parties on other matters). Each of the Carlyle Parties agrees that it will not claim that, in connection with the purchase and sale of the Securities pursuant to this Agreement or the process leading thereto, the Underwriters, or any of them, has advised the Carlyle Parties or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Carlyle Parties. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Carlyle Parties and may in some cases have interests that differ from or conflict with those of the Carlyle Parties. The Carlyle Parties hereby consent to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Securities contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Carlyle Parties shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Carlyle Parties with respect thereto. Any review by the Underwriters of the Carlyle Parties, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Carlyle Parties.

3. Representations and Warranties of the Carlyle Parties. Each of the Carlyle Parties jointly and severally represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, no Carlyle Party (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and no Carlyle Party will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any such Carlyle Party or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the free writing prospectus identified on Schedule II hereto or (iii) each electronic road show and any other written communications approved in writing in advance by the Representatives, including the electronic roadshow identified on Schedule IV hereto. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Carlyle Parties. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Carlyle Parties or related to the offering of the Securities has been initiated or, to the knowledge of the Carlyle Parties, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference, and any further documents so filed and incorporated by reference prior to the completion of the distribution of the Securities, in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed, or are filed, with the Commission complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(f) WKSI. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Carlyle Parties or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (iv) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(g) Financial Statements. The historical financial statements of the Company and its subsidiaries (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position, consolidated results of operations and the consolidated changes in cash flows as of the dates and for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as otherwise stated therein), and any supporting schedules included or incorporated by reference in the Registration Statement, present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and/or its Subsidiaries (as defined below) and presents fairly in all material respects the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited financial statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus Supplement and the Prospectus, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or stockholders’ equity of the Company and its Subsidiaries, taken as a whole.

(i) Organization and Good Standing. The Company, each of its Subsidiaries (collectively, the “Carlyle Entities”) and each of the Carlyle Funds (as defined below) have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, stockholders’ equity, results of operations or prospects of the Carlyle Entities taken as a whole or on the performance by each of the Carlyle Parties of its obligations under this Agreement, the Indenture or the Securities (collectively, the “Transaction Documents”) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Commission on February 27, 2025 (the “Annual Report”), or (ii) subsidiaries omitted from such Exhibit 21.1 that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” of the Company as defined in Rule 1-02(w) of Regulation S-X. As used herein, “Subsidiaries” means the direct and indirect subsidiaries of the Company, including without limitation, each of Carlyle Holdings I GP Inc., a Delaware corporation, Carlyle Holdings III GP L.P., a Québec société en commandite, Carlyle Holdings I GP Sub L.L.C., a Delaware limited liability company, Carlyle Holdings II GP L.L.C., a Delaware limited liability company, Carlyle Holdings III GP Sub L.L.C., a Delaware limited liability company, CG Subsidiary Holdings, Carlyle Holdings II, each of the Carlyle Holdings Partnerships and each of TC Group, L.L.C., TC Group Investment Holdings, L.P., TC Group Cayman Investment Holdings, L.P. and TC Group Cayman, L.P. and their respective subsidiaries, but not including the Carlyle Funds (as defined below) or any portfolio company or investment of such Carlyle Funds or any special purpose entity formed to acquire or hold any such portfolio company or investment, regardless of whether any such Carlyle Fund, portfolio company, investment or special purpose entity is consolidated with the Company for purposes of financial reporting. “Carlyle Funds” means, collectively, any investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment fund or company, a general or limited partnership, a trust, a company or other business entity organized in any jurisdiction (i) sponsored or promoted by any of the Carlyle Parties or their affiliates, (ii) for which any of the Carlyle Parties or their affiliates acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Carlyle Parties or their affiliates acts as an investment adviser or investment manager.

(j) Capitalization of the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and are non-assessable.

(k) Capitalization of Subsidiaries. Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, partnership units, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Company (i) have been duly authorized and validly issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and (A) for those Subsidiaries that are corporations, non-assessable or (B) for those Subsidiaries that are limited liability companies, limited partnerships or other forms of business entity other than corporations, the Company, directly or indirectly, will have no obligation to make further payments for the purchase of such equity interests or contributions to the applicable Subsidiary solely by reason of its ownership of the equity interests of such Subsidiary except as provided in the organizational documents of such Subsidiary and except for any obligation to repay any funds wrongfully distributed to it, and (ii) are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance or security interest.

(l) The Notes. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be entitled to the benefits of the Indenture.

(m) The Guarantees. The Guarantee of each Guarantor has been duly authorized by such Guarantor, and when the Notes are executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be the valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be entitled to the benefits of the Indenture.

(n) Due Authorization. Each Carlyle Party has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o) Indenture. The Indenture has been duly authorized by each Carlyle Party and has been qualified under the Trust Indenture Act of 1939, as amended and, when executed and delivered by each Carlyle Party, the Indenture will be valid and legally binding agreement of each Carlyle Party, enforceable against each Carlyle Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(p) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Carlyle Party.

(q) No Violation or Default. None of the Carlyle Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Carlyle Parties, except, in the case of clauses (i) (in the case of the Subsidiaries that are not Carlyle Parties only), (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) No Conflicts. The execution and delivery by each Carlyle Party of each of the Transaction Documents to the extent each is a party thereto and the performance by each Carlyle Party of each of the Transaction Documents to the extent each is a party thereto, does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Carlyle Party pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Carlyle Party or any Subsidiary (that is not itself a

Carlyle Party) or any of the Carlyle Funds is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Carlyle Party or any Subsidiary (that is not itself a Carlyle Party) or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (ii) (in the case of the Subsidiaries that are not Carlyle Parties only), and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the applicable Carlyle Party of each of the Transaction Documents to the extent each is a party thereto, the issuance and sale of the Securities pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made or as may be required under the Securities Act or the Exchange Act, or as have been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters and except for any such consents, approvals, authorizations, orders, registrations or qualifications or decrees the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Carlyle Entity or any of the Carlyle Funds is or may be a party or to which any property of any of the Carlyle Entities or any of the Carlyle Funds is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and to the knowledge of the Carlyle Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described as required in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in all material respects in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement, is, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Title to Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Carlyle Parties or any Carlyle Fund, on the one hand, and the directors, officers, partners, stockholders, members or investors of any of the Carlyle Parties or any Carlyle Fund, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in all material respects in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. Each of the Carlyle Parties is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Investment Advisers Act. Each of the Carlyle Entities and the Carlyle Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and/or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure.

(bb) Accounting Controls. The Company has established and maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(cc) Insurance. The Carlyle Entities have insurance covering their respective properties, operations, personnel and businesses which insurance is, in the reasonable judgment of the Carlyle Entities, in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged; and none of the Carlyle Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case as would not reasonably be expected to have a Material Adverse Effect.

(dd) No Unlawful Payments. None of the Carlyle Entities or any of the Carlyle Funds, nor, to the knowledge of any Carlyle Party, any director, officer, agent, employee or other person acting on behalf of the Carlyle Entities or any of the Carlyle Funds, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) Compliance with Anti-Money Laundering Laws. The operations of the Carlyle Entities and the Carlyle Funds are and have been conducted in at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the operations of the Carlyle Entities and the Carlyle Funds are and have been conducted at all times in compliance with the money laundering statutes of all other jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency (collectively, the “Other Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Carlyle Entities or any of the Carlyle Funds with respect to the CFTRA or Other Money Laundering Laws is pending or, to the knowledge of the Carlyle Parties, threatened.

(ff) Compliance with OFAC. None of the Carlyle Entities, the Carlyle Funds or, to the knowledge of the Carlyle Parties, any of their respective directors, officers, agents or employees is currently subject to any United States (“U.S.”) sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the European Union or His Majesty’s Treasury (collectively, “Sanctions”); and the Carlyle Parties will not knowingly, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(gg) ERISA. Neither the Company nor any corporation, trade or business (whether or not incorporated) that, together with the Company, would be deemed a “single employer” under Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), sponsors, maintains, contributes to or has any liability with respect to any employee benefit plan, within the meaning of Section 3(3) of the ERISA, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or that is a multiemployer plan within the meaning of Section 3(37) of ERISA, except as would not reasonably be expected to have a Material Adverse Effect.

(hh) No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to materially reduce the distributions to be received by the Guarantors, taken as a whole, from their direct and indirect Subsidiaries.

(ii) No Broker’s Fees. None of the Carlyle Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Carlyle Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(jj) No Registration Rights. Except as described and/or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require any Carlyle Entity to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities, except such rights as have been satisfied or waived, and there are no contracts, agreements or understandings between any Carlyle Party and any person granting such person the right to require any Carlyle Party to file a registration statement under the Securities Act with respect to any securities of any Carlyle Party.

(kk) No Stabilization. No Carlyle Entity has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

(ll) Accuracy of Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the captions “Summary—Organizational Structure,” “Certain United States Federal Income Tax Consequences,” and “Certain ERISA and Related Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects. The statements incorporated by reference in the Annual Report under the caption “Item 13. Certain Relationships and Related Transactions, and Director Independence” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(mm) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo) Carlyle Funds. To the knowledge of the Carlyle Parties, the offering, sale, issuance and distribution of securities by the Carlyle Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Statistical and Market Data. Nothing has come to the attention of any Carlyle Party that has caused such Carlyle Party to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. As of the date hereof, the Registration Statement, the Company and its Subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company and its Subsidiaries are then required to comply with as of the effectiveness of the Registration Statement.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto the Company was not, and as of the Applicable Time the Company is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the Carlyle Parties. Each of the Carlyle Parties, jointly and severally, covenants and agrees with each Underwriter that:

(a) Required Filings. The Carlyle Parties will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Carlyle Parties will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Carlyle Parties will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Carlyle Parties will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Carlyle Parties will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Carlyle Parties of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Carlyle Parties of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Carlyle Parties will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Carlyle Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Carlyle Parties will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish, at the Carlyle Parties’ own expense or, at any time nine months or more after the date hereof, at the expense of the Underwriters, to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Carlyle Parties will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that none of the Carlyle Parties shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Carlyle Parties will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, it being understood and agreed that such earnings statement shall be deemed to have been made available by the Company if the Company is in compliance with its reporting obligations pursuant to the Exchange Act, if such compliance satisfies the conditions of Rule 158 and if such earnings statement is made available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(h) Clear Market. The Carlyle Parties will not, without the prior written consent of the Representatives, during the period beginning on the date hereof and continuing to and including 30 days after the date of the Prospectus, offer, sell, contract to sell or otherwise dispose of any debt securities of any of the Carlyle Parties or warrants to purchase debt securities of any of the Carlyle Parties substantially similar to the Securities (other than the sale of the Securities under this Agreement).

(i) Use of Proceeds. The Carlyle Entities will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. No Carlyle Entity will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

(k) Reports. For a period of 90 days after the date of the Prospectus, the Carlyle Parties will furnish to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission by the Carlyle Parties; provided the Carlyle Parties will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.

(l) Record Retention. The Carlyle Parties will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Exchange Listing. The Carlyle Parties will use their reasonable best efforts to effect the listing of the Securities on the Nasdaq Stock Market (the “Exchange”) within 30 days after the Closing Date.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Carlyle Parties and not incorporated by reference into the Registration Statement and any press release issued by the Carlyle Parties) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Carlyle Parties in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used, and will not use, without the prior written consent of the Carlyle Parties, any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c) Without the prior consent of the Carlyle Parties, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date, as provided herein is subject to the performance by the Carlyle Parties of their covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Carlyle Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the statements of any officers of the Carlyle Parties made in any certificate delivered pursuant to this Agreement shall be true and correct as of the Closing Date.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) No Downgrading. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Carlyle Parties (including the Securities) or any of the Company’s Subsidiaries by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(e) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Carlyle Parties in this Agreement are true and correct and that the Carlyle Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(f) Comfort Letters and CFO Certificate. On the date of this Agreement and on the Closing Date, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Carlyle Parties, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date; and (ii) the Company shall have furnished to the Representatives a certificate, dated the respective date of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of U.S. Counsel for the Carlyle Parties. U.S. counsel for the Carlyle Parties shall have furnished to the Representatives, at the request of the Carlyle Parties, their written opinion and 10b-5 statement, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h) Opinion of Québec Counsel for the Carlyle Parties. Special Québec counsel for the Carlyle Parties shall have furnished to the Representatives, at the request of the Carlyle Parties, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date, an opinion and 10b-5 statement of Mayer Brown LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of each of the Carlyle Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. On or prior to the Closing Date, the Carlyle Parties shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Carlyle Parties. The Carlyle Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or the Pricing Disclosure Package (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Carlyle Parties by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Carlyle Party, its directors, its officers who signed the Registration Statement and each person, if any, who controls any Carlyle Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Carlyle Parties in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Pricing Disclosure Package (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the ninth, tenth, eleventh and twelfth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers, agents and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Carlyle Party, its directors, its officers who signed the Registration Statement and any control persons of any Carlyle Party shall be designated in writing by the Carlyle Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Carlyle Parties, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Carlyle Parties, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Carlyle Parties on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the (i) total net proceeds (before deducting expenses) received by the Carlyle Parties from the sale of the Securities and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Carlyle Parties for the Securities, bear to the aggregate price to the public received by the Underwriters. The relative fault of the Carlyle Parties, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Carlyle Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Carlyle Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the American Stock Exchange, the New York Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by any of the Carlyle Parties shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in the United States of America shall have occurred; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Carlyle Parties or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the aggregate principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Carlyle Parties, except that the Carlyle Parties will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Carlyle Parties or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Carlyle Parties will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp, issue, transfer or similar taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Carlyle Parties’ counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing certificates, if any, representing the Securities; (vi) the costs and charges of the Trustee, any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) any fees charged by ratings agencies for the rating of the Securities; (ix) all expenses incurred by the Carlyle Parties in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Securities on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities because of any failure or refusal on the part of any Carlyle Party to comply with the terms of or to fulfill any of the conditions of this Agreement, or if for any reason any Carlyle Party shall be unable to perform its obligations under this Agreement, the Carlyle Parties agree to reimburse the Underwriters as have so terminated this Agreement with respect to themselves severally and are not in default hereunder for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Carlyle Parties and the Underwriters contained in this Agreement or made by or on behalf of the Carlyle Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Carlyle Parties or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC on behalf of the Underwriters, and any such action taken by Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives: c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Fax: (646) 291-1469, Attention: General Counsel; c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department (email: registration-syndops@ny.email.gs.com); c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, facsimile number (212) 834-6081; c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (fax: (212) 507-8999) and c/o Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina, 28202, Attention: Transaction Management (email: tmgcapitalmarkets@wellsfargo.com). Notices to the Carlyle Parties shall be given to them at c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, District of Columbia 20004 (fax: (202) 729-5325); Attention: General Counsel.

(c) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(d) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(e) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(iii) For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §

252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE CARLYLE GROUP INC.

By:	/s/ John C. Redett
Name:	John C. Redett
Title:	Chief Financial Officer

CARLYLE HOLDINGS I L.P.

By:	/s/ John C. Redett
Name:	John C. Redett
Title:	Managing Director

CARLYLE HOLDINGS III L.P.

By:	/s/ John C. Redett
Name:	John C. Redett
Title:	Managing Director

CG SUBSIDIARY HOLDINGS L.L.C.

By:	/s/ John C. Redett
Name:	John C. Redett
Title:	Managing Director

CARLYLE HOLDINGS II L.L.C.

By:	/s/ John C. Redett
Name:	John C. Redett
Title:	Managing Director

[Signature page to The Carlyle Group Inc. Underwriting Agreement]

Accepted: September 16, 2025

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN SACHS & CO. LLC
J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & CO. LLC
WELLS FARGO SECURITIES, LLC

For themselves and on behalf of the
several Underwriters listed
in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Rishi Mathur
Name:	Rishi Mathur
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
Name:	Hector Vazquez
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature page to The Carlyle Group Inc. Underwriting Agreement]

SCHEDULE I

Underwriters Principal Amount of Notes to be Purchased

Underwriters	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$160,000,000
Goldman Sachs & Co. LLC	114,000,000
J.P. Morgan Securities LLC	114,000,000
Morgan Stanley & Co. LLC	114,000,000
Wells Fargo Securities, LLC	114,000,000
BofA Securities, Inc.	40,000,000
HSBC Securities (USA) Inc.	40,000,000
UBS Securities LLC	40,000,000
TCG Capital Markets LLC	16,000,000
Barclays Capital Inc.	16,000,000
Deutsche Bank Securities Inc.	16,000,000
SG Americas Securities, LLC	16,000,000

Total	$800,000,000

Schedule I -1

SCHEDULE II

List of Free Writing Prospectuses (expressly included in the Disclosure Package):

•	The Pricing Term Sheet in the form of Schedule III.

Schedule II -1

SCHEDULE III

The Carlyle Group Inc.

5.050% Senior Notes due 2035

Final Pricing Term Sheet

September 16, 2025

The information in this pricing term sheet should be read together with The Carlyle Group Inc.’s preliminary prospectus supplement dated September 16, 2025 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the accompanying prospectus dated March 22, 2023, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration No. 333-270745, as amended by post-effective amendment no. 1 thereto). Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	The Carlyle Group Inc.

Guarantors:	Carlyle Holdings I L.P. Carlyle Holdings II L.L.C. Carlyle Holdings III L.P. CG Subsidiary Holdings L.L.C.

Securities:	5.050% Senior Notes due 2035 (the “notes”)

Ranking:	Senior Unsecured

Principal Amount Offered:	$800,000,000

Trade Date:	September 16, 2025

Settlement Date*:	September 19, 2025 (T+3)

Maturity Date:	September 19, 2035

Coupon:	5.050%

Underwriting Discount:	0.650% per note

Benchmark Treasury:	4.250% due August 15, 2035

Benchmark Treasury Price and Yield:	101-25; 4.030%

Spread to Benchmark Treasury:	T + 105 bps

Reoffer Yield:	5.080%

Price to Public:	99.767% per note plus accrued interest, if any, from September 19, 2025 to the date of delivery

Interest Payment Dates:	March 19 and September 19 of each year, commencing March 19, 2026

Schedule III-1

Record Dates:	Interest payments on the notes will be made to the holders of record at the close of business on March 4 or September 4, as the case may be, immediately preceding the applicable interest payment date, whether or not a business day.

Make-Whole Call:	T+ 20 basis points prior to June 19, 2035

Par Call:	On or after June 19, 2035 (three months prior to maturity date)

Day Count:	30/360

Gross Proceeds (before expenses and underwriting discount):	$798,136,000

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Expected Ratings**:	[Intentionally omitted]

CUSIP / ISIN:	14316J AA6 / US14316JAA60

Joint Book-Running Managers:

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

UBS Securities LLC

TCG Capital Markets LLC

Co-Managers:	Barclays Capital Inc. Deutsche Bank Securities Inc. SG Americas Securities, LLC

*

Note: Under Rule 15c6-1 under the Securities Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing, and the succeeding business day, will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

**

Note: A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. Each rating is subject to revision or withdrawal at any time by the assigning rating organization.

The Issuer has filed a registration statement, including the Preliminary Prospectus Supplement and the accompanying prospectus, with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus for this offering in that registration statement and the documents incorporated by reference therein that the Issuer has filed with the SEC for more complete information about the Issuer, the guarantors and this offering.

Schedule III-2

You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, the joint book-running managers will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Goldman Sachs & Co. LLC toll-free at 1-866-471-2526; J.P. Morgan Securities LLC collect at 1-212-834-4533; Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule III-3

SCHEDULE IV

1.	The Carlyle Group Inc. Investor Presentation, dated September 15, 2025.